EXHIBIT 99.2


                                    CORRECTED
                            CERTIFICATE OF CONVERSION
                                       OF
                              NTL (BERMUDA) LIMITED


     Pursuant to Section 18-211(b) of the Delaware Limited Liability Company Act


     The name of the entity is NTL (Bermuda) Limited ("NTL Bermuda").

     On November 12, 1999 (to become effective November 14, 1999), NTL (Bermuda) filed with the Delaware Secretary of State's office a Certificate of Conversion in which the date of creation of NTL (Bermuda) in Bermuda was erroneously set forth in the first Article thereof.

     The Certificate of Conversion is hereby corrected to read in its entirety as follows:

     FIRST: This converting entity was first created on October 28, 1998 in Bermuda.

     SECOND: Immediately prior to conversion, the name of the converting entity was NTL (Bermuda) Limited.

     THIRD: Upon conversion, the converting entity will be named NTL (Bermuda) LLC.

     FOURTH: The effective date of this Certificate of Conversion shall be Sunday, November 14, 1999.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on this 12th day of November, 1999.


                                      NTL (BERMUDA) LIMITED

                                      By: /s/ Richard J. Lubasch
                                         ---------------------------------
                                         Name:  Richard J. Lubasch
                                         Title: Executive Vice President